Exhibit 99.3
FOR IMMEDIATE RELEASE
Press Contacts:
Philippe Laguerre
BUSINESS OBJECTS
+33 608 644 655
plaguerre@businessobjects.com
Chad Torbin
HILL & KNOWLTON
+1 202 944 1974
chad.torbin@hillandknowlton.com
Investor Contact:
John Ederer
BUSINESS OBJECTS
408/953-6064
john.ederer@businessobjects.com
MEDIA ALERT: BUSINESS OBJECTS TO HOLD PRESS, ANALYST, AND
INVESTOR CALL ON INXIGHT ACQUISITION
ANNOUNCEMENT
Business Objects Insight Europe — BERLIN — May 22, 2007
WHAT: Business Objects (Nasdaq:BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, will hold a news conference today to discuss the announcement of its intent to acquire Inxight Software, Inc. Based in Sunnyvale, Calif., Inxight is a leading provider of software solutions for unstructured information discovery, including text analytics, federated search, and data visualization. The announcement was made this morning at the Business Objects European User Conference in Berlin. For more details on the news, please visit: www.businessobjects.com/inxight.
WHEN: Tuesday, May 22, 2007, at 5:30 a.m. PDT / 8:30 a.m. EDT / 2:30 p.m. CET
Conference Call-In Information:
•	North America: +1 866 804 8688; passcode: 542615

•	International: +1 718 354 1175; passcode: 542615
Slides for the conference call will be available at www.businessobjects.com at the time of the call. An audio replay of the call will be available within 24 hours at +44 20 71 36 92 33, passcode: 52985512 for a period of one week.

About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 43,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
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The Business Objects logo, BusinessObjects, Crystal Reports, Crystal Decisions, Web Intelligence, Intelligent Question, and Xcelsius are trademarks or registered trademarks of Business Objects in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.